UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 14, 2022

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55148	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On November 14, 2022, QSAM Biosciences Inc. (the “Company”) entered into agreements with its four executive officers to issue 168,611 unregistered shares of common stock in lieu of an aggregate deferred cash compensation under their respective employment agreements of approximately $0.6 million. These securities have not been issued as of the date of this Form 8-K, and will be issued in reliance on Regulation D or Section 4(a)(2) of the Securities Act of 1933. See Item 5.02 below and the Exhibits filed herewith for further details of this agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 14, 2022, the Company entered into amendments to the employment agreements (the “Amendments”) with its four key executive employees, including its Executive Chairman, CEO, General Counsel and VP Operations (the “Executives”). The purpose of the Amendments was to eliminate liabilities on the Company’s balance sheet by converting deferred salary into restricted and forfeitable common stock, to reduce future overhead expenses to allow the Company to utilize cash resources more efficiently towards clinical trials and technology development, and to further align the Executive’s compensation structure with building long term shareholder value. The Amendments were reviewed and approved by the independent Chairman of the Compensation Committee of the Company’s Board of Directors.

Pursuant to the Amendments, the Executives agreed to convert an aggregate of approximately $0.6 million in deferred salaries which have accrued since December 2021, into 168,611 shares of common stock (the “Stock Compensation”), subject to the following restrictions and forfeiture provisions: Until such time that the Company successfully closes $5 million in a single fundraising (the “Trigger Event”), as defined therein, the Stock Compensation may not be sold, transferred or otherwise disposed by the Executives; and further provided, if the Trigger Event does not occur within 36 months of the date of the Amendments, the Stock Compensation shall be forfeited and returned to the Company.

Additionally, pursuant to the Amendments, each of the Executives agreed to reduce their contracted base salaries set forth in their employment agreements by approximately 25%, which amended base salary would only start accruing and being paid when the Company successfully completes an equity offering in excess of $7.5 million. Until such milestone is achieved, each of the Executives have agreed to accept an additional interim base salary reduction between approximately 45% and 60% below their original contracted base salaries. Further, the Company’s VP Operations received a 50% increase in her bonus in the instance of a successful exit for the Company or its technology.

The summary of material terms set forth herein is qualified in its entirety by the Amendments which are filed as Exhibits 10.1 through 10.4 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Amendment to Employment Agreement for the Company’s Executive Chairman dated November 14, 2022
10.2	Amendment to Employment Agreement for the Company’s CEO dated November 14, 2022
10.3	Amendment to Employment Agreement for the Company’s General Counsel dated November 14, 2022
10.4	Amendment to Employment Agreement for the Company’s VP Operation dated November 14, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2022	QSAM Biosciences, Inc.

	By:	/s/ Douglas Baum
Douglas Baum
Chief Executive Officer